Exhibit 2.1

Agreement and Plan of Merger

dated as of

December 31, 2019

and entered into

by and among

Canfield Medical Supply, Inc.,

a Colorado corporation

and

SBG Acquisition Inc.,

a Nevada Corporation,

and

Splash Beverage Group, Inc.,

a Nevada corporation,

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of December 31, 2019, is entered into by and among Canfield Medical Supply, a Colorado corporation (“Parent”), SBG Acquisition Inc., a Nevada corporation wholly owned by Parent (“Sub”), and Splash Beverage Group, Inc., a Nevada corporation (“Company” or “Splash”), with respect to the following matters:

RECITALS

A.             Company develops and markets innovative beverages and naturally flavored tequilas under the “Salt” brand as well as performance drinks, under the “TapouT” brand, containing a proprietary blend of essential vitamins, minerals and electrolytes products.

B.             The Boards of Directors of Parent, Sub and Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein that constitutes a tax-free transaction meeting the requirements of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), in which Sub would merge with and into Company and Company would become a wholly-owned subsidiary of Parent (the “Merger”). The Boards of Directors of Parent, Sub and Company further intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 354(a) of the Code.

C.             Parent, Sub, and Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

Now therefore, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.              The Merger.

1.1           The Merger.  At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, Sub shall be merged with and into Company in accordance with, as applicable, Chapter 92A and such other provisions as are applicable of the Nevada Revised Statutes (the “Nevada Statutes”). Company shall be the surviving corporation in the Merger (the “Surviving Corporation”). Sub and Company are sometimes referred to herein as the “Constituent Corporations.” As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Section 2.

1.2          Effective Time.  At the Closing (as defined in Section 1.3), a certificate or certificates of merger (each and collectively, the “Certificate of Merger”) shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) for filing, as provided in Chapter 92A the Nevada Statutes, on, or as soon as practicable after, the Closing Date (as defined in Section 1.3).  The Merger shall become effective at the time of the filing of the Certificate of Merger with the Nevada Secretary of State (the date and time of such filing being referred to herein as the “Effective Time”).

1.3          Closing.  The closing of the Merger (the “Closing”) will take place at the offices of Sichenzia Ross Ference 1185 Avenue of the Americas, New York, New 10036, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the first business day following satisfaction of the conditions set forth in Sections 6.2 and 7.2, provided that the other closing conditions set forth in Sections 6, 7 and 8 have been satisfied or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the “Closing Date”).  At the Closing there shall be delivered to Parent, Sub and Company the certificates and other documents and instruments required to be delivered hereunder, including without limitation, under Sections 7 and 8.

1.4          Articles of Incorporation and Bylaws of the Surviving Corporation.  At the Effective Time, (i) the Articles of Incorporation of Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (ii) the Bylaws of Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

1.5          Directors and Officers of the Surviving Corporation and of Parent.  The directors of Company and the officers of Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation. As of the Effective Time, all officers and directors of the Parent and Sub, including Michael J. West and Stephen H. West, shall have resigned as directors and officers of the Parent and Sub.  The Board of the Parent from and after the Effective Time shall consist of five directors one of whom shall be appointed by WesBev LLC, a principal shareholder of Parent,  and three of whom shall qualify as “independent directors” as that term is defined by Nasdaq Corporate Governance Rules, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s or Parent’s Articles of Incorporation and Bylaws, as the case may be.

1.6          Effects of the Merger.  Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the Nevada Statutes.

1.7          Further Assurances.  Each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.

Canfield/Splash

Agreement and Plan of Merger

Section 2.              Conversion of Shares; Acquisition of Certain Outstanding Parent Shares.

2.1          Conversion of Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a)           Capital Stock of Sub.  Each issued and outstanding share of the common stock, $0.001 par value per share, of Sub (“Sub Common Stock”) shall be converted into and become one fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation (“Surviving Corporation Common Stock”).  Each certificate representing outstanding shares of Sub Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

(b)           Cancellation of Treasury Stock and Stock Owned by Parent and Subsidiaries.  All shares of common stock, $0.001 par value per share, of Company (“Company Common Stock”) that are owned by Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary (as hereinafter defined) of Parent shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor and the Parent shall provide the Company with a certificate of the transfer agent of the Parent and Sub and any Subsidiary certifying to the cancellation of such shares.  As used in this Agreement, “Subsidiary” means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party.

(c)           Exchange Ratio for Company Common Stock.   Each issued and outstanding share of Series A convertible preferred stock, each issued and outstanding share of Series B convertible preferred stock and each issued and outstanding share of common stock (other than shares to be canceled in accordance with Section 2.1(b)) of the Company (respectively, the “Series A Preferred Stock,” the “Series B Preferred Stock” and the “Splash Common Stock”) respectively, shall be converted into an amount of fully paid and nonassessable shares of common stock of Parent (the “Parent Common Stock”) equal to the Conversion Number for the Company’s Series A Preferred Stock, Series B Preferred Stock, Splash Common  Stock subject to adjustment as may be otherwise set forth in this Agreement. All such shares of Splash Common Stock and Series A Preferred Stock and Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock, to be issued in consideration therefor, upon the surrender of such certificate in accordance with Section 2.2, without interest.  For purposes hereof, subject to adjustment as may be otherwise set forth in this Agreement and before giving effect to a proposed reverse stock split which shall be in a range of not less than 1-for-3 nor more than 1-for-3.5, the “Conversion Number” shall be 1.362921798 shares of Parent Company Stock for (i) each share of Company Common Stock outstanding, (ii) each share of Series A Preferred Stock outstanding and (iii) for each share of Series B Preferred Stock outstanding. Without limiting the generality of the foregoing immediately prior to consummation of the Merger the capitalization of the Parent shall be as set forth on Schedule 2.1(c). Securities issued hereunder shall bear the appropriate federal securities legends and affixing as relevant such additional legends referencing the lock-up/leak out and rescission rights referenced elsewhere in this Agreement. The Warrants to purchase Common Stock of the Company as increased by the Conversion Number and adjusted for the Reverse Stock Split and Options to purchase common stock of the Company as increased by the Conversion Number and adjusted for the Reverse Stock Split as indicated on Schedule 3.7 shall become Warrants to Purchase Common Stock of the Parent and Options to Purchase Common Stock of the Parent in form satisfactory to the parties hereto.

Canfield/Splash

Agreement and Plan of Merger

(d)          Dissenting Shares.

(i)         The Company shall obtain the approval of its shareholders (determined as of the date immediately preceding the Closing) (inclusive of shareholders who are converting debt, preferred stock and who are holders of options, warrants and other rights to acquire equity securities of the Company, collectively the “Company Shareholders”) holding at least a majority of the Company’s voting capital stock to the Merger and the transactions contemplated hereby and pursuant thereto.

(ii)        Unless otherwise required by the applicable provisions of the Nevada Statutes, including without limitation, the provisions of Section 78.3793 thereof, the Company shall not be obligated to offer any appraisal or other “dissenter’s rights”) to the Company Shareholders.

(iii)       If required by the applicable provisions of the Nevada Statutes, including without limitation, the provisions of Section 78.3793 thereof, each outstanding share of Company Common Stock the holder of which has not voted in favor of the Merger, has perfected such holder’s right to an appraisal of such holder’s shares in accordance with the applicable provisions of the Nevada Statutes and has not effectively withdrawn or lost such right to appraisal (a “Dissenting Share”), shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to Section 2.1I, but the holder thereof shall be entitled only to such rights as are granted by the applicable provisions of the Nevada Statutes; provided, however, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the Nevada Statutes, shall be deemed to be converted into, as of the Effective Time, the right to receive shares of Parent Common Stock pursuant to Section 2.1I.  In such event, Company shall give Parent (x) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the applicable provisions of the Nevada Statutes relating to the appraisal process received by Company and (y) the Business to direct all negotiations and proceedings with respect to demands for appraisal under the Nevada Statutes.  Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands.

Canfield/Splash

Agreement and Plan of Merger

2.2          Exchange of Certificates.

(a)            Exchange Agent.  On the Closing Date, Parent shall make available to EQ by Equiniti, Parent’s independent stock transfer agent (the “Exchange Agent”), certificates representing the number of duly authorized shares of Parent Common Stock issuable in connection with the Merger, to be held for the benefit of and distributed to the holders of Company Common Stock in accordance with this Section.  The Exchange Agent shall agree to hold such shares of Parent Common Stock (such shares of Parent Common Stock being referred to herein as the “Exchange Fund”) for delivery as contemplated by this Section and upon such additional terms as may be agreed upon by the Exchange Agent, Company and Parent.

(b)           Exchange Procedures.  As soon as reasonably practicable after the Effective Time and subject to the surrender provisions of this Section 2.2(b), the Exchange Agent shall deliver to each holder of record of a certificate or certificates which promptly prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) whose shares are converted pursuant to Section 2.1(c) into the right to receive shares of Parent Common Stock a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2.  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such endorsements for transfer duly executed and completed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled.  In no event shall the holder of any Certificate be entitled to receive interest on any property to be received in the Merger.  In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, a certificate representing that number of whole shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time for all corporate purposes of Parent, except as limited by paragraph (c) below, to represent ownership of the number of shares of Parent Common Stock into which the number of shares of Company Common Stock shown thereon have been converted as contemplated by this Section 2.

(c)            Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with this Section.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

Canfield/Splash

Agreement and Plan of Merger

(d)           No Further Ownership Rights in Company Common Stock.  All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof  shall be deemed to have been issued at the Effective Time in full satisfaction of all rights pertaining to the shares of Company Common Stock represented thereby, subject, however, to the Surviving Corporation’s obligation to pay any dividends which may have been declared by Company on such shares of Company Common Stock in accordance with the terms of this Agreement and which remained unpaid at the Effective Time.  From and after the Effective Time, the stock transfer books of Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

(e)            Fractional Shares.  No fractional shares or scrip representing fractional shares of Parent Common Stock will be issued in the Merger upon the surrender for exchange of Certificates and instead shall be rounded to the next whole share.

(f)            Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the stockholders of Company for three (3) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Company who have not theretofore complied with this Section 2 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as general creditors for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.  Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash payable in respect of fractional share interests delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 3.              Representations and Warranties of Company.  Company represents and warrants to Parent and Sub as follows:

3.1          Corporate Existence, Power and Authority.  Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business (the “Business”) as now being conducted, and to own, lease or otherwise hold its properties, to enter into this Agreement, and to carry out the Merger Transactions (as defined below) to which it is a party.  For purposes hereof, “Merger Transactions” shall mean the Merger and such other transactions as may be contemplated hereby or in connection herewith, including but not limited to those transactions described in Promissory Note Conversion Agreements and Preferred Stock Conversion Agreements and Lockup/Leak-out Agreements, forms of which are attached to this Agreement.

Canfield/Splash

Agreement and Plan of Merger

3.2           Corporate Action.  The execution and delivery of this Agreement by Company and the consummation by Company of the Merger Transactions to which it is a party have been authorized by all requisite corporate action on the part of Company.

3.3           Validity.  This Agreement constitutes the legal, valid and binding obligation of Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

3.4           Financial Statements.  The audited financial statements of Company as of and for the years ended December 31, 2017 and 2018, and unaudited financial statements for the interim nine month period ended September 30, 2019, which have been delivered to Parent, or will be delivered prior to the Closing (hereinafter referred to as the “Company Financial Statements”), fairly present, to the knowledge of the Company, the financial condition of Company as of the dates thereof and the results of its operations for the periods covered thereby. To the knowledge of the Company, other than as set forth in any schedule or exhibit attached hereto, and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Company Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since September 30, 2019; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Company as reflected in the Company Financial Statements.  Company has, or will have at the Closing, good title to all assets, properties or contracts shown on the Company Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth herein and therein and liens and encumbrances of record disclosed therein.

3.5           Qualification as a Foreign Corporation.  Each of the Company and its several subsidiaries (collectively “Subsidiaries”) is duly qualified and in good standing as a foreign corporation and licensed to conduct the Business as now being conducted in each jurisdiction in which Company and Subsidiaries are  required to be qualified to conduct the Business, except where failure to be so qualified, in good standing and licensed would have no material and adverse impact on the ownership of its assets and properties or the conduct of the Business.

3.6           Conflict with Other Instruments.  Neither the execution and delivery of this Agreement by Company nor the consummation by Company of the Merger Transactions to which it is a party will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on, or cause the triggering of a “due on sale” clause or similar restriction or provision affecting, any of its assets or properties pursuant to (A) the articles of incorporation or bylaws of Company or (B) any material indenture, mortgage, lease, agreement or other instrument to which Company is a party or by which it, or any of its assets or properties, may be bound or affected (including without limitation any of the Company’s Permitted Closing Debt.as defined in paragraph 5.9 below), or (ii) violate any provision of law, statute, rule or regulation to which Company is subject or by which it or its properties are bound except where such violation would have no material and adverse impact on the ownership of its assets or properties or the conduct of the Business.

Canfield/Splash

Agreement and Plan of Merger

3.7           Capitalization.  The authorized capital stock of Company consists of 50,000,000 shares of common stock, $0.001 par value, 3,000,000 shares of Series A convertible preferred stock and 11,000,000 shares of Series B convertible preferred stock.  As of the date hereof, there are 19,248,781 shares of common stock of Company, 3,000,000 shares of Series A Preferred Stock and 3,913,412 shares of Series B Preferred Stock issued and outstanding, respectively. Entities and persons set forth on Schedule I (the “Company Shareholders”) own the shares of Company Common Stock, Series A Preferred Stock, or Series B Preferred Stock as set forth on Schedule 3.7.  The Series A Preferred Stock and the Series B Preferred Stock are sometimes hereafter referred to as the “Splash Preferred Stock.” All of the issued and outstanding shares of Splash Common Stock and all of the issued and outstanding shares of Splash Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.  Except as set forth on Schedule 3.7, there are no voting trusts, shareholder agreements or other voting arrangements, capacities, charges, liens or encumbrances on any shares of Splash Stock that have been entered into by Company Shareholders.  Except as set forth on Schedule 3.7 there are no outstanding subscriptions, contracts, convertible or exchangeable securities, options, warrants, calls or other rights obligating Company to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Company.

3.8           No Adverse Change.  To the knowledge of Company, since September 30, 2019: (i) there has been no material adverse change in the condition, financial or otherwise, of the Business or its assets or properties, or in the prospects thereof or therefor; and, (ii)  since September 30, 2019 none of its assets or properties or the Business has been adversely affected in any material way by, or sustained any material loss, whether or not insured, as a result of any fire, flood, accident, explosion, strike, labor disturbance, riot, act of God or the public enemy or other calamity or casualty.   Except as disclosed to Parent in writing pursuant to this Agreement and since September 30, 2019, Company (i) has not become involved in any unresolved labor trouble or dispute which materially and adversely affects the Business, (ii) has not become a party to any collective bargaining agreement, (iii) has not suffered any liability, judgment, lien or termination of contract or the imposition of any obligation, the effect of which shall be materially adverse to the Business or its assets or properties, (iv) there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Parent and its Subsidiaries but also generally affect other persons who participate or are engaged in the lines of business in which Parent and its Subsidiaries participate or are engaged and (v) between such date and the date hereof Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice or as contemplated in connection with this Agreement. Without limiting the generality of the foregoing, since September 30, 2019, Company has operated its businesses in the ordinary course of business in all material respects and there has not been, with respect to the businesses, and other than in the ordinary course of business any:

(a)           event, occurrence or development that has had a Material Adverse Effect;

Canfield/Splash

Agreement and Plan of Merger

(b)           incurrence of any indebtedness for borrowed money in connection with the Business in an aggregate amount exceeding $25,000, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(c)           sale or other disposition of any of the assets shown or reflected in the balance sheet of the Parent;

(d)           cancellation of any debts or claims or amendment, termination or waiver of any rights of Company, except in the ordinary course of business;

(e)           imposition of any encumbrance upon any of assets of the Company or its  Subsidiaries;

(f)            increase in the compensation of any employees, other than as provided for in any written agreements or in the ordinary course of business;

(g)           adoption, termination, amendment or modification of any employee benefit plan;

(h)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

(i)            any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

3.9           Assets; Title to Assets.  The assets or properties of Company consist principally of tangible and intangible assets, including know how and other intellectual property (the “Intellectual Property”), all as further described on Schedule 3.9 (the “Principal Assets”).  The Company has good and marketable title to the Principal Assets, free and clear of all mortgages, liens, claims or encumbrances of any kind or any conditional sale agreement or other title retention agreement.

3.10         Material Contracts.  The Company has furnished or made available to Parent accurate and complete copies or detailed descriptions of Company Material Contracts (as defined below) applicable to Company including the Intellectual Property.  With respect to any Company Material Contract, Company is not aware of any existing breach, default or event of default by Company, or event that with notice or lapse of time or both would constitute a breach, default or event of default by Company, other than breaches, defaults or events of default that would not have a material adverse effect on the business, assets or prospects of Company (a “Company Material Adverse Effect”), nor does Company know of, and Company has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a Company Material Adverse Effect.  As used herein, the term “Company Material Contracts” shall mean all (i) employee benefit plans, share option schemes or agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by Company in excess of $50,000 or which have a remaining term in excess of two years, (iii) insurance policies, and (iv) all contracts that would, if terminated, have a Company Material Adverse Effect.

Canfield/Splash

Agreement and Plan of Merger

3.11         Litigation, Etc.  Except as and to the extent as may be set forth in Schedule 3.11 annexed hereto, there are no actions, suits, claims investigations or proceedings pending in any court or by or before any governmental agency to which Company is a party or otherwise affecting the Principal Assets or the Business as now or heretofore conducted by Company, and, to Company’s knowledge, after due inquiry, there is no action, suit, claim, investigation, proceeding, grievance or controversy threatened against Company with regard to or affecting the Principal Assets or the Business as now or heretofore conducted by it.  There is no action, suit, claim, investigation or proceeding known to Company, after due inquiry, which is pending or threatened which questions the validity or propriety of this Agreement or any action taken or to be taken by Company in connection with this Agreement.  Company is not subject to any judicial injunction or mandate or any quasi-judicial order or quasi-judicial restriction directed to or against it as a result of its ownership of the Principal Assets or its conduct of the Business as now or heretofore conducted by it and no governmental agency has at any time challenged or questioned in writing, or commenced or given notice of intention to commence any investigation relating to, the legal right of Company to conduct the Business or any part thereof as now or heretofore conducted by it, so as to materially and adversely affect the ownership and use of the Principal Assets.

3.12         Compliance with Laws, Etc.  Company has complied with all laws and regulations of any applicable jurisdiction with which it is or was required to comply in connection with its ownership of the Principal Assets and its conduct of the Business, the enforcement of which would have a material and adverse effect on the ownership of the Principal Assets or the conduct of the Business.   Company has all permits and permissions of governments, governmental authorities and quasi-governmental authorities necessary to own the Principal Assets and to conduct the Business as now conducted, except where failure to have such permits and permissions would have no material and adverse effect on the ownership of the Principal Assets or the conduct of the Business.

3.13         Governmental Approvals.  No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by Company of this Agreement or Company’s consummation of the Merger Transactions to which it is a party.

Canfield/Splash

Agreement and Plan of Merger

3.14         ERISA.  Except as and to the extent as may be set forth in Schedule 3.14 annexed hereto, (i) Company has never sponsored, maintained or contributed to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) is not required to contribute to, nor has ever been required to contribute to, any multi-employer plan within the meaning of Section 3(37)(A) of ERISA; (iii) does not sponsor or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, nor has it entered into any pay arrangements, plans or programs that are ERISA Plans; or (iv) have an ERISA or non-ERISA Plan that provides benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than coverage mandated by applicable law, deferred compensation benefits accrued as liabilities on financial statements, or benefits, the full cost of which are borne by the current or former employee or his beneficiary. The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of Company to severance pay, unemployment compensation or any other payment, accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

3.15         Employee Plans.  Except as otherwise disclosed herein or in Schedule 3.15 annexed hereto, neither Company nor any predecessor or subsidiary thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock option, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents.

3.16         Certain Payments.  To Company’s knowledge, neither Company nor any of its officers, employees or agents, nor any other person acting on behalf of Company, has directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any person who is, or may be in a position to help or hinder Company’s business, or assist it in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a Company Material Adverse Effect on Company or its business, assets, properties, financial condition or results of operations (a “Material Adverse Effect”), (ii) if not given in the past, might have reasonably been expected to have had a Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a Material Adverse Effect or to subject Company to material suit or penalty in any action.

3.17         Hazardous Waste.  To Company’s knowledge, neither Company nor any previous owner, tenant, occupant or user of any real property now or previously owned or occupied by Company (“Real Property”) used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials (as defined below) on, under, in or about the Real Property, or transported any Hazardous Materials to or from the Real Property.  “Hazardous Materials,” as used herein, refers to any flammable materials, explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals now known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substance defined as or included in the definition of “hazardous substances” under the Hazardous Materials Law (as defined herein).  No underground tanks or underground deposits of Hazardous Materials exist on, under, in or about the Real Property.

Canfield/Splash

Agreement and Plan of Merger

3.18         Applicable Laws. To Company’s knowledge, Company has conducted the Business in compliance with all applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about the Real Property including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 8601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6401 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar State or local laws and ordinances and the regulations now or previously adopted, published and/or promulgated pursuant thereto (collectively, the “Hazardous Materials Laws”).

3.19         Patents, Licenses and Permits.  The Principal Assets constitute all patents, licenses, permits, consents, approvals or authorizations of governments, governmental authorities or quasi-governmental authorities (both United States and foreign) currently owned or held by Company in connection with the Business (the “Patents, Licenses and Permits”), and, except as may be noted on Schedule 3.19, Company is the owner or exclusive licensee of each such Patent, License and Permit.  No claims made by third parties with respect to any of the Patents, Licenses and Permits are pending.  There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Patents, Licenses and Permits and there has been no notice to Company that any Patent, License or Permit infringes the rights of any third party or is being infringed by any third party.

3.20         Trademarks, Tradenames, etc.  Company does not own or use any registered or unregistered copyrights, trademarks, tradenames, service marks, service names, slogans or assumed names (nor are any of the same used or held for use) in connection with the conduct of the Business other than those listed in Schedule 3.20 hereto (the “Trademarks”), all of which are owned by Company.  No claims made by third parties with respect to any of the Trademarks are pending.  There are no decrees, licenses, sublicenses, agreements or limitations now in effect relating to any of the Trademarks and there has been no notice to Company that any Trademark infringes the rights of any third party or is being infringed by any third party.

3.21         Books and Records, etc.  Prior to the Closing Date, Company will make available to Parent copies of all books and records in Company’s possession relating to the Business and the Principal Assets, and on the Closing Date Company will deliver to Parent all such books and records in Company’s possession.

3.22         No Material Undisclosed Liabilities.  Except as provided in the Company’s audited financial statements, or its unaudited financial statements for the nine months ended September 30, 2019, or in Schedule 3.22, Company at such date did not have, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or in connection with the Merger Transactions to which it is a party, (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole,  or other than (iii) obligations under the Patents, Licenses and Permits and (iv) liabilities and obligations that are in the aggregate less than $50,000.

Canfield/Splash

Agreement and Plan of Merger

3.23         Absence of Certain Events. To Company’s knowledge, and except as may be otherwise disclosed herein or by a written attachment hereto, no executive officer or director of Company has been within the past five (5) years, (i) a party to any bankruptcy petition against such person or against any business of which such person was affiliated; (ii) convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; (iii) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law and which judgment has not been reversed, suspended or vacated.

3.24         Tax Returns and Tax Liabilities.  Except as set forth in Schedule 3.24, Company has (i) filed all tax returns required to be filed in any jurisdiction to which it is subject, (ii) collected and timely paid over to the taxing authorities of each such jurisdiction all taxes required to be collected by Company from other persons, such as sales taxes, payroll taxes, etc., (iii) either timely paid in full all taxes due to be paid by it and all taxes claimed to be due and payable from it by each such jurisdiction (except for any such taxes as are being contested in good faith by appropriate proceedings), and any interest, additions to tax and penalties with respect thereto, or provided adequate reserves for the payment thereof, (iv) fully accrued on its books all taxes, and any interest, additions to tax and penalties with respect thereto, for any period through the date hereof which are not yet due, including such as are being contested, and (v) the amount of any reserves and accruals in respect of taxes is at least equal to the net amount of all taxes and any interest, additions to tax, penalties and deficiency assessments, payable or which in the future become payable by Company with respect to all periods up to and including the date hereof.

3.25         Officers and Employees.  Schedule 3.25 hereto contains a list of the names of each officer and each full-time employee of Company employed in the Business at the date hereof and such person’s position.  Since September 30, 2019, except as set forth on Schedule 3.25, there has been no change of, or agreement to change, any terms of employment, including without limitation, salary, wage rates or other compensation, of any officer or employee of Company employed in the Business.  The Company will use its commercially reasonable best efforts to induce all employees of Company employed in the Business to continue their respective employment following the Closing Date.  For each employee hired by Company after January 1, 2019, Company has verified appropriate documents and has a verified and signed INS Form I-9 for each such employee, if required.  All such forms are in Company’s possession and shall be turned over to Parent for each employee accepting employment with Parent as of the Closing.  Company has not received any information that would lead it to believe that a material number of the employees of Company employed in the Business will or may cease to be employees of Company, or will refuse offers of employment from Parent, because of the consummation of the Merger Transactions to which it is a party.

Canfield/Splash

Agreement and Plan of Merger

3.26         Principal Assets Constitute the Business, etc.  The Principal Assets comprise all of the assets, property, rights and business owned by and employed by Company in connection with the Business and will enable Company to operate the Business in substantially the same manner after the Closing as it is being conducted immediately before the Closing.  All of the physical assets are serviceable for the purposes for which they are being used on the date hereof.

3.27         Material Information.  To the knowledge of Company, neither the Schedules hereto nor this Agreement contains any untrue statement of a material fact or omit to state a material fact necessary to make information contained therein or herein not misleading.  To the knowledge of Company, there is no fact or condition which Company has not disclosed to Parent in writing which materially adversely affects the condition, financial or otherwise, of the Principal Assets or the Business or the prospects thereof or therefor, or the ability of Company to perform any of its obligations under this Agreement.

3.28         No Other Agreements to Sell Assets or Equity Interests.  To the knowledge of Company and other than pursuant to or contemplated by this Agreement, the Company has no legal obligation, absolute or contingent, to any person or firm to sell the Business or the Principal Assets relating to the Business (other than sales in the ordinary course of Company’s business) or any equity interest therein, or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

Section 4.               Representations and Warranties of Parent and Sub.  Parent and Sub hereby jointly and severally represent and warrant to Company as follows:

4.1           Corporate Existence, Power and Authority.  Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct its business as now being conducted, and to own, lease or otherwise hold its properties, to enter into this Agreement, and to carry out the Merger Transactions to which it is a party Parent and Sub each have the full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out their respective obligations hereunder and to consummate the transactions contemplated hereby.

4.2           Corporate Action.  The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger Transactions have been authorized by all requisite corporate action on the part of Parent and Sub, and the documents to be delivered hereunder constitute legal, valid and binding obligations of Parent and Sub, enforceable against the Parent and Sub in accordance with their respective terms. The Parent represents and warrants that the approval of its shareholders is not required for  Parent to enter into this Agreement and consummate the transaction contemplated herein.

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Agreement and Plan of Merger

4.3          Validity.  This Agreement constitutes the legal, valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

4.4          Qualification as a Foreign Corporation.  Each of Parent and Sub is duly qualified and in good standing as a foreign corporation and licensed to conduct its business as now being conducted in each jurisdiction in which Parent or Sub is required to be qualified to conduct its business, except where failure to be so qualified, in good standing and licensed would have no material and adverse impact on the ownership of its assets and properties or the conduct of Parent’s or Sub’s business as now conducted.

4.5           Conflict with Other Instruments.  Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the Merger Transactions to which it is a party will (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on, or cause the triggering of a “due on sale” clause or similar restriction or provision affecting, any of its assets or properties pursuant to (A) the articles of incorporation or bylaws of Parent or Sub or (B) any material indenture, mortgage, lease, agreement or other instrument to which Parent or Sub is a party or by which it, or any of its assets or properties, may be bound or affected, or (ii) violate any provision of law, statute, rule or regulation to which Parent or Sub is subject or by which it or its properties are bound except where such violation would have no material and adverse impact on the ownership of its assets or properties or the conduct of Parent’s or Sub’s business as now conducted. No consent, approval, waiver or authorization is required to be obtained by Parent or Sub from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by the Parent and Sub of this Agreement and the consummation of the transactions contemplated hereby.

4.6          Capitalization.

(a)           The authorized capital stock of Parent consists of 100,000,000 shares of common stock, no par value and 5,000,000 shares of preferred stock.  As of September 30, 2019, 11,813,200 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and outstanding.  Except as set forth on Schedule 4.6, there has been no change in the number of issued and outstanding shares of Parent Common Stock. All of the issued and outstanding shares of Parent Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable.  Except as set forth on Schedule 4.6, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Parent to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Parent.  As of the Closing, Parent upon giving effect to the Merger shall have 78,754,666 shares of Parent Common Stock issued and outstanding  (the “Merger Total”), of which 66,941,466 shares of Parent Common Stock shall be deemed to be held by Company Shareholders on a fully diluted basis, after giving effect to all Warrants, Options, and other rights to acquire securities of the Company, and 11,813,200 shares of Parent Common Stock shall be held by pre-Closing shareholders of Parent.

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Agreement and Plan of Merger

(b)           To Parent’s knowledge, there are no voting trusts, stockholder agreements or other voting arrangements that have been entered into among the stockholders of Parent.

(c)           The Parent Common Stock, upon issuance in accordance with the Merger as provided in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

(d)           There are no outstanding contractual obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any shares of capital stock or any capital stock of any Subsidiary of Parent or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Parent or any other person.

4.7          Parent’s Home Health Services Operations.  Parent is in the business of home health services, primarily the selling and rental of durable medical equipment and selling medical supplies to the public, as well as to nursing homes, hospitals and other end users, with the majority of the Parent’s revenues received from Medicare, Medicaid and private insurance companies (the “Medical Supply Operations”). Concurrent with the  Closing, Parent and Michael West (“MWest”) will enter into a Business Transfer and Indemnity Agreement (“Indemnity Agreement”) whereby Parent will deliver to MWest, Parent’s former Chief Executive Officer, all of the operations, assets and liabilities of Parent as of the Closing including the Medical Supply Operations (inclusive of equipment, vehicles, customer lists, contracts, accounts receivable and all other tangible and intangible assets, all liabilities and claims both actual and contingent, all inventories, accounts payable, accrued expenses, all outstanding bank debt, credit card and line of credit debt as well as  the  loan(s) from MWest to Parent, in exchange for MWest’s indemnities and agreements to hold Parent harmless, for a period of three years from the Closing Date, from all liabilities and claims arising from any liabilities, claims or obligations of the Company of any nature existing or accruing (i) from inception of the Parent  until, but not after, June 28,  2019  which is the date on which MWest resigned as chief executive of the Company  and thereafter the Medical Supply Operations, as more particularly set forth in the Indemnity Agreement, however,  costs associated with the preparation of this Agreement and unexpended cash from private placement proceeds received in June 2019  are excluded from transfers contemplated under the Indemnity Agreement. As of the Closing there shall be no Liens on assets of the Parent or  of its Subsidiaries.

4.8          Governmental Approvals.  No authorization, consent or approval or other order or action of or filing or registration with any court, administrative agency, or other governmental or regulatory body or authority is required for the execution and delivery by Parent or Sub of this Agreement or Parent’s or Sub’s consummation of the Merger Transactions to which it is a party.

Canfield/Splash

Agreement and Plan of Merger

4.9           Litigation.  Except as disclosed on Schedule 4.9, (i) there are no actions, suits, claims,  arbitrations or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting, nor to the knowledge of Parent are there any governmental or regulatory authority investigations or audits pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent or Sub to consummate the Merger Transactions to which it is a party, and there are no facts or circumstances known to Parent that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and (ii) neither Parent nor any of its Subsidiaries is subject to any order of any governmental or regulatory authority which, individually or in the aggregate, is having or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent or Sub to consummate the Merger Transactions to which it is a party. There is no action, suit, claim, investigation or proceeding known to Parent, after due inquiry, which is pending or threatened which questions the validity or propriety of this Agreement or any action taken or to be taken by Parent in connection with this Agreement. Parent is not subject to any judicial injunction or mandate or any quasi-judicial order or quasi-judicial restriction directed to or against it as a result of its ownership of the Parent’s assets of its conduct of the Parent’s business  as now or heretofore conducted by it and no governmental agency has at any time challenged or questioned in writing, or commenced or given notice of intention to commence any investigation relating to, the legal right of Parent to conduct the its business  or any part thereof as now or heretofore conducted by it, so as to materially and adversely affect the ownership and use of the Parent’s assets.

4.10         Compliance with Laws, etc.  Each of Parent and Sub has complied with all laws and regulations of any applicable jurisdiction with which it is required to comply, the enforcement of which could materially impair the ability of Parent or Sub to perform its obligations under this Agreement. The Parent and the Subsidiaries have complied with all laws and regulations of any applicable jurisdiction with which it is or was required to comply in connection with its ownership of the Parent’s Principal Assets and   the Parent’s  conduct of the Parent’s  business, the enforcement of which would have a material and adverse effect on the ownership of the Parent’s assets or the conduct of the Parent’s business.  Parent has all permits and permissions of governments, governmental authorities and quasi-governmental authorities necessary to own the  Parent’s assets and to conduct its business as now conducted, except where failure to have such permits and permissions would have no material and adverse effect on the ownership of the Parent’s assets or the conduct of its business.

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Agreement and Plan of Merger

4.11         SEC Reports and Financial Statements.  Parent has delivered to the Company prior to the execution of this Agreement by direction to the SEC’s EDGAR website a true and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed or to be filed by Parent or any of its Subsidiaries with the SEC since January 1, 2017  (as such documents have since the time of their filing been amended or supplemented, the “Parent SEC Reports”), which are all the documents (other than preliminary material) that Parent and its Subsidiaries were required to file with the SEC since such date.  As of their respective dates, the Parent SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Parent SEC Reports (the “Parent Financial Statements”) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole) the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.  Each Subsidiary of Parent is treated as a consolidated Subsidiary of Parent in the Parent Financial Statements for all periods covered thereby. To the knowledge of the Parent , other than as set forth in Schedule 4.11 there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the Parent Financial Statements or in any exhibit or notes thereto other than contracts or obligations occurring in the ordinary course of business since September 30, 2019; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Company as reflected in the Parent Financial Statements.  Parent has, or will have at the Closing, good title to all assets, properties or contracts shown on the Parent Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth herein and therein and liens and encumbrances of record disclosed therein.

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Agreement and Plan of Merger

4.12         Absence of Certain Changes or Events.  Except as disclosed in the Schedule 4.12 (a) since September 30, 2019, (i) there has been no material adverse change in the condition, financial or otherwise, of the business the Parent or its assets or properties, or in the prospects thereof or therefor; (ii)  since September 30, 2019 none of its assets or properties or the Parent  has been adversely affected in any material way by, or sustained any material loss, whether or not insured, as a result of any fire, flood, accident, explosion, strike, labor disturbance, riot, act of God or the public enemy or other calamity or casualty.  To the knowledge of Parent, except as previously disclosed to Company  in writing pursuant to this Agreement and since September 30, 2019, Parent (i) has not become involved in any unresolved labor trouble or dispute which materially and adversely affects the Parent’s  (ii) has not become a party to any collective bargaining agreement, and (iii) has not suffered any liability, judgment, lien or termination of contract or the imposition of any obligation, the effect of which shall be materially adverse to the Parent’s business or its assets or properties; (iii) there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on Parent and its Subsidiaries taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments which are not unique to Parent and its Subsidiaries but also generally affect other persons who participate or are engaged in the lines of business in which Parent and its Subsidiaries participate or are engaged and (iv) between such date and the date hereof Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice or as contemplated in connection with this Agreement. Without limiting the generality of the foregoing, since September 30, 2019, Parent and Subsidiaries have operated their respective businesses in the ordinary course of business in all material respects and there has not been, with respect to the businesses, and other than in the ordinary course of business any:

(j)            event, occurrence or development that has had a Material Adverse Effect;

(k)           incurrence of any indebtedness for borrowed money in connection with the Business in an aggregate amount exceeding $25,000, except unsecured current obligations and liabilities incurred in the ordinary course of business;

(l)            sale or other disposition of any of the assets shown or reflected in the balance sheet of the Parent;

(m)          cancellation of any debts or claims or amendment, termination or waiver of any rights of the Parent or Subsidiaries, except in the ordinary course of business;

(n)           imposition of any encumbrance upon any of assets of the Parent or the Subsidiaries;

(o)           material increase in the compensation of any employees, other than as provided for in any written agreements or in the ordinary course of business;

(p)           adoption, termination, amendment or modification of any employee benefit plan;

(q)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law; or

(r)            any agreement to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Canfield/Splash

Agreement and Plan of Merger

4.13          Absence of Undisclosed Liabilities.  Except for matters reflected or reserved against in the balance sheet (unaudited) for the period ended September 30, 2019 or as disclosed in Schedule 4.13,  neither Parent nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice or in connection with the Merger Transactions to which it is a party and (ii) which have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole. As of the Merger the Parent shall not have any liabilities  any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature other than $50,000  that are primarily related to legal expenses, transfer agent and accounting fees  and which are set forth on Schedule 8.6.

4.14          Tax Returns and Tax Liabilities.  Except as set forth in Schedule 4.14, each of Parent and Sub has (i) filed all tax returns required to be filed in any jurisdiction to which it is subject, (ii) collected and paid over to the taxing authorities of each such jurisdiction all taxes required to be collected by Parent from other persons, such as sales taxes, payroll taxes, etc., (iii) either paid in full all taxes due to be paid by it and all taxes claimed to be due and payable from it by each such jurisdiction (except for any such taxes as are being contested in good faith by appropriate proceedings), and any interest, additions to tax and penalties with respect thereto, or provided adequate reserves for the payment thereof, (iv) fully accrued on its books all taxes, and any interest, additions to tax and penalties with respect thereto, for any period through the date hereof which are not yet due, including such as are being contested, and (v) the amount of any reserves and accruals in respect of taxes is at least equal to the net amount of all taxes and any interest, additions to tax, penalties and deficiency assessments, payable or which in the future become payable by Parent or Sub with respect to all periods up to and including the date hereof.  Neither Parent nor Sub is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

4.15          Hazardous Waste.  To Parent’s knowledge, neither Parent or Sub nor any previous owner, tenant, occupant or user of any real property owned, leased or occupied by Parent or Sub used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials on, under, in or about such real property, or transported any Hazardous Materials to or from such real property.  No underground tanks or underground deposits of Hazardous Materials exist on, under, in or about such real property.

To Parent’s knowledge, each of Parent and Sub has kept and maintained any real property owned, leased or occupied by Parent or Sub, including the groundwater on or under such real property, and conducted its business in compliance with all applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about such real property including, without limitation, the Hazardous Materials Laws.

As of the date hereof, there are no Hazardous Materials Claims nor has there been any occurrence or condition on any real property owned, leased or occupied by Parent or Sub or adjoining or in the vicinity of such real property which could subject Company, Parent or Sub or such real property to any restrictions on ownership, occupancy, transferability or use of the Real Property under any Hazardous Material Laws.

Canfield/Splash
Agreement and Plan of Merger

4.16          No Broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

4.17          Assets; Title to Assets.  The assets or properties of  Parent  consist principally of tangible and intangible assets, including know how and other intellectual property (the “Intellectual Property”), all as further described on Schedule 4.17 (the “Parent’s Principal Assets”).  Parent has good and marketable title to the Parent’s Principal Assets, free and clear of all mortgages, liens, claims, or encumbrances of any kind or any conditional sale agreement or other title retention.

4.18          Material Contracts.   Parent has furnished or made available to Company accurate and complete copies or detailed descriptions of  Parent Material Contracts (as defined below) applicable to Parent and its Subsidiaries including the Intellectual Property.  With respect to any Parent Material Contract, Parent is not aware of any existing breach, default or event of default by Parent or event that with notice or lapse of time or both would constitute a breach, default or event of default by Parent, other than breaches, defaults or events of default that would not have a material adverse effect on the business, assets or prospects of Parent (a “Parent Material Adverse Effect”), nor does Parent know of, and Parent has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a  Parent Material Adverse Effect.  As used herein, the term “Parent Material Contracts” shall mean all (i) employee benefit plans, share option schemes or agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by Parent in excess of $50,000 or which have a remaining term in excess of two years, (iii) insurance policies, and (iv) all contracts that would, if terminated, have a Parent Material Adverse Effect.

4.19          ERISA. (i) Parent or its Subsidiaries have never sponsored, maintained or contributed to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) is not required to contribute to, nor has ever been required to contribute to, any multi-employer plan within the meaning of Section 3(37)(A) of ERISA; (iii) does not sponsor or contribute to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, nor has it entered into any pay arrangements, plans or programs that are ERISA Plans; or (iv) have an ERISA or non-ERISA Plan that provides benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than coverage mandated by applicable law, deferred compensation benefits accrued as liabilities on financial statements, or benefits, the full cost of which are borne by the current or former employee or his beneficiary. The consummation of the transactions contemplated by this Agreement will not entitle any current or former employee or officer of Parent to severance pay, unemployment compensation or any other payment, accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

Canfield/Splash
Agreement and Plan of Merger

4.20          Employee Plans.  Neither Parent nor any predecessor or subsidiary thereof has or maintains any employee benefit, bonus, incentive compensation, profit-sharing, equity, stock bonus, stock appreciation rights, restricted stock, other stock-based incentive, executive compensation agreement, employment agreement, deferred compensation, pension, stock purchase, employee stock ownership, savings, pension, retirement, supplemental retirement, employment related change-in-control, severance, salary continuation, layoff, welfare (including, without limitation, health, medical, prescription, dental, disability, salary continuation, life, accidental death, travel accident, and other insurance), vacation, holiday, sick leave, fringe benefit, or other benefit plan, program, or policy, whether qualified or nonqualified and any trust, escrow, or other agreement related thereto, covering any present or former employees, directors, or their respective dependents. Parent has granted its interim CEO, two of its outside directors and an outside service provider options to acquire an aggregate of 300,000 shares of common stock as described within Form 8-K-Current Report of Parent SEC Reports, filed with the SEC on December 3, 2019.

4.21          Certain Payments.  To  Parent’s knowledge, neither Parent, Parent’s Subsidiaries  nor any of  their respective officers, employees or agents, nor any other person acting on behalf of Parent or Subsidiary has directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any person who is, or may be in a position to help or hinder Parent’s  business, or assist it in connection with any actual or proposed transaction, which (i) might be reasonably expected to subject it to any material damage or penalty in any action or to have a Parent Material Adverse Effect on Company or its business, assets, properties, financial condition or results of operations (a “ Parent Material Adverse Effect”), (ii) if not given in the past, might have reasonably been expected to have had a Parent Material Adverse Effect, or (iii) if not continued in the future, might be reasonably expected to have a  Parent Material Adverse Effect or to subject Parent  or its Subsidiaries to material suit or penalty in any action.

4.22          No Material Undisclosed Liabilities.  Except as provided in the  Parent’s audited financial statements, or its unaudited financial statements for the nine months ended September 30, 2019, or in Schedule 4.22, there are to the knowledge of the  Parent  no liabilities or obligations of  Parent of any nature, whether absolute, accrued, contingent, or otherwise, other than (a) obligations under the Patents, Licenses and Permits and (b) liabilities and obligations that are in the aggregate less than $50,000. criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses; (iii) subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or (iv) found by a court of competent jurisdiction in a civil action by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law and which judgment has not been reversed, suspended or vacated.

Canfield/Splash
Agreement and Plan of Merger

4.23          Applicable Laws. Parent and Subsidiaries they have conducted their business in compliance with all applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about the Real Property including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 8601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6401 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar State or local laws and ordinances and the regulations now or previously adopted, published and/or promulgated pursuant thereto (collectively, the “Hazardous Materials Laws”).

4.24          Patents, Licenses and Permits.  The Parent’s Principal Assets constitute all patents, licenses, permits, consents, approvals or authorizations of governments, governmental authorities or quasi-governmental authorities (both United States and foreign) currently owned or held by  Parent in connection with the Parent’s business (the “Parent’s Patents, Licenses and Permits”), and, Parent is the owner or exclusive licensee of each such Parent’s Patent, License and Permit.  No claims made by third parties with respect to any of the Parent’s Patents, Licenses and Permits are pending.

4.25          Trademarks, Tradenames, etc.  Parent does not own or use any registered or unregistered copyrights, trademarks, tradenames, service marks, service names, slogans or assumed names (nor are any of the same used or held for use) in connection with the conduct of the Parent’s business  other than those listed in Schedule 4.25 hereto (the “Parent’s Trademarks”), all of which are owned or under license by  Parent.  No claims made by third parties with respect to any of the Parent’s Trademarks are pending.

4.26          Books and Records, etc.  Prior to the Closing Date, Parent will make available to Parent copies of all books and records in Company’s possession relating to the Parent’s business and the  Parent’s Principal Assets, and on the Closing Date Company will deliver to Parent all such books and records in Company’s possession.

4.27          Officers and Employees.  Schedule 4.27 hereto contains a list of the names of each officer and each full-time employee of Parent employed  by Parent and the Subsidiaries at the date hereof and such person’s position.  Since September 30, 2019,  there has been no change of, or agreement to change, any terms of employment, including without limitation, salary, wage rates or other compensation, of any officer or employee of Parent employed in the  Parent’s business.  Immediately prior to the Closing, each of the employees shall no longer be an employee of the Company but may continue to remain an employee of the entity succeeding to the Medical Supply Operations.

4.28          Principal Assets Constitute the Business, etc.  The Parent’s Principal Assets comprise all of the assets, property, rights and business owned by and employed by Parent in the Parent’s business.

4.29          Material Information.  To the knowledge of Parent, neither the Schedules hereto nor this Agreement contains any untrue statement of a material fact or omit to state a material fact necessary to make information contained therein or herein not misleading.  To the knowledge of Parent, there is no fact or condition which Parent has not disclosed to Company in writing which materially adversely affects the ability of Parent to perform any of its obligations under this Agreement.

Canfield/Splash
Agreement and Plan of Merger

4.30          No Other Agreements to Sell Assets or Equity Interests.  To the knowledge of Parent and other than pursuant to or contemplated by this Agreement and the Indemnification and Assignment Agreement, the Parent  has no legal obligation, absolute or contingent, to any person or firm to sell the Business or the Parent’s Principal Assets relating to the Parent’s Business  (other than sales in the ordinary course of Parent’s  business) or any equity interest therein, or to effect any merger, consolidation or other reorganization of the Parent or to enter into any agreement with respect thereto.

4.31          Active Business Operations.  Immediately prior to and as of the Closing of the Merger Parent will remain a corporation with active business operations and significant assets and will not be a shell company as defined in Rule 405 under the Securities Act.

Section 5.                Conditions Precedent to Obligations of Parent and Sub.  All obligations of Parent and Sub under this Agreement to be performed on and after the Closing Date are, at the option of Parent, subject to the satisfaction of the following conditions precedent at the Closing, as indicated below.

5.1            Proceedings Satisfactory.  All actions, proceedings, instruments, opinions and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall be reasonably satisfactory to Parent and to counsel for Parent.  Company shall have delivered to Parent on the Closing Date such documents and other evidence as Parent may reasonably request in order to establish the consummation of the Merger Transactions to which it is a party, the taking of all corporate and other proceedings in connection therewith and the compliance with the conditions set forth in this Section 5, in form and substance reasonably satisfactory to Parent.

5.2            Shareholder Approval.  This Agreement shall have been adopted by the requisite vote of the shareholders of Company under the Nevada Statutes and Company’s Articles of Incorporation, if required under the Nevada Statutes.

5.3            Representations and Warranties of Company Correct.  The representations and warranties made by Company in Section 3 shall be (and tender by Company of any documents required to be delivered at the Closing by it shall constitute a representation by Company as at the Closing that, except as otherwise specifically approved in writing by Parent, such representations and warranties of Company are) true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date after giving effect to any transactions or other actions contemplated hereby.

5.4            Compliance with Terms and Conditions.  All the terms, covenants, agreements and conditions of this Agreement to be complied with and performed by Company on or before the Closing Date shall have been (and tender by Company of any documents required to be delivered at the Closing shall constitute a representation by Company as at the Closing that, except as otherwise specifically approved in writing by Parent, they have been) complied with and performed in all material respects.

Canfield/Splash
Agreement and Plan of Merger

5.5          No Proceedings Pending.  No action, suit, claim, investigation or proceeding by or before any court, administrative agency or other governmental or regulatory body or authority shall have been instituted or threatened which may restrain, prohibit or invalidate any of the Merger Transactions to which it is a party or which may affect the right of Company to operate or control after the Closing Date the Principal Assets or the Business, or any part thereof.

5.6          No Material Change.  There shall have been no material adverse change in the condition, financial or otherwise, of Company or the Principal Assets, or in the prospects thereof or therefor, and none of Company or the Principal Assets shall have been, in the judgment of Parent, adversely affected in any material way by, or sustained any material loss, whether or not insured, as a result of, any fire, flood, accident, explosion, strike, labor disturbance, riot, act of God or the public enemy or other calamity or casualty.  Company shall not (i) be involved in any unresolved labor trouble or dispute which materially and adversely affects the business or prospects of Company; (ii) have become a party to any collective bargaining agreement; or (iii) have suffered any liability, judgment, lien or termination of contract or the imposition of any obligation, the effect of which shall, in the judgment of Parent, be materially adverse to Company, the Principal Assets of the prospects of either.

5.7          Certificates.  Company shall have delivered to Parent (i) a copy of the articles of incorporation, as amended, of Company, certified as of a recent date by the Secretary of State of Company’s jurisdiction of incorporation, and a long-form certificate as to the good standing of Company from such official, in each case dated as of a recent date; (ii) a certificate as to the good standing of Company as a foreign corporation qualified to do business in Florida and a tax certificate of good standing from the Secretary of State of Nevada dated as of a recent date; (iii) a certificate of the Secretary of Company dated the Closing Date and certifying (A) that attached thereto is a true, correct and complete copy of the by-laws of Company as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions of Company described in item (B) below, (B) that attached thereto is a true, correct and complete copy of the resolutions adopted by the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement and all other documents delivered by Company in connection herewith and the consummation by Company of the Merger Transactions to which it is a party and such other documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of Company has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above and no action has been taken by Company or its shareholders, directors or officers in contemplation of the filing of any such amendment or in contemplation of the liquidation or dissolution of Company, and (D) as to the incumbency and specimen signature of each officer of Company executing this Agreement or any other document delivered in connection herewith; (iv) a certificate of another officer of Company dated the Closing Date as to the incumbency and signature of the Secretary of Company; (v) a certificate of the Chairman of the Board of Directors, President or a Vice President of Company and its chief financial officer or chief accounting officer stating that the representations and warranties of Company in Section 3 hereof are true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date and Company has complied with all the terms and provisions contained in this Agreement or in the other documents delivered in connection herewith on its part to be observed or performed; and (vi) such other documents as Parent may reasonably request.

Canfield/Splash
Agreement and Plan of Merger

5.8            Arrangements as to Employees.  Company shall have paid or properly accrued for all amounts of salary, wages and vacation pay due to all employees of Company through the close of business on the Closing Date and shall have remitted or set aside for remittance to the appropriate authority all withholding, social security and other employer and employee taxes due or to become due in respect of the operation of Company’s business through such date.

5.9            Cash or Cash Equivalents.  Since June 1, 2019 and as of the time of Closing, Company shall have raised from the aggregate sale of its equity securities not less than $1,500,000 which is available or was utilized for inventory purchases, reductions to accounts payable and for other general working capital purposes and as of the Closing the Company’s total long term and short term debt will not exceed $500,000 (the “Company’s Permitted Closing Debt”).  Except as may be set forth in Schedule 5.9, Company represents and warrants that (i) the maturity date of each note comprising Company’s Permitted Closing Debt is not earlier than August 2020 and that (ii) the Company is not in default or breach of any term or provision of any note, instrument or other agreement comprising or relating to the Company’s Permitted Closing Debt.

5.10          Indemnification and Assignment. Michael West shall have entered into the Indemnification Agreement substantially in the form attached hereto exhibit A.

5.11          Company Note Conversion and Preferred Stock Conversion Agreements. The Company shall have entered into Note Conversion Agreements with all holders of its debt other than holders of the Company’s Permitted Closing Debt, and Preferred Stock Conversion Agreements with all holders of Preferred Stock, substantially in the form attached hereto as Exhibits B and C respectively.

5.12          Lock-up/Leak out Agreements. The Company shall have entered into the into Lock-up/Leak out agreements described in paragraph 8.12 below, substantially in the form attached hereto as Exhibit D,

Section 6.                Conditions Precedent to Obligations of Company.  All obligations of Company hereunder to be performed on or after the Closing Date are, at the option of Company, subject to the satisfaction of the following conditions precedent at the Closing, as indicated below.

6.1            Proceedings Satisfactory.  All actions, proceedings, instruments, opinions and documents required to carry out this Agreement or incidental hereto and all other related legal matters (including the assumption of Parent’s liabilities) shall be reasonably satisfactory to Company and to counsel for Company.  Parent shall have delivered to Company on the Closing Date such documents and other evidence as Company may reasonably request in order to establish the consummation of the Merger Transactions to which it is a party, the taking of all corporate and other proceedings in connection therewith and the compliance with the conditions set forth in this Section 6, in form and substance reasonably satisfactory to Company.

Canfield/Splash
Agreement and Plan of Merger

6.2          Shareholder Approval.  This Agreement shall have been adopted by the requisite vote of the shareholders of the Sub as may be required under applicable law.

6.3          Representations and Warranties of Parent and Sub Correct.  The representations and warranties made by Parent and Sub in Section 4 of this Agreement shall be (and tender by Parent or Sub of any documents required to be delivered at the Closing by it shall constitute a representation by Parent and Sub at the Closing that, except as otherwise specifically approved in writing by Company, such representations and warranties of Parent and Sub are) true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of the Closing Date after giving effect to any transactions or other actions contemplated hereby.

6.4          Compliance with Terms and Conditions.  All the terms, covenants and conditions of this Agreement to be complied with and performed by Parent or Sub on or before the Closing Date shall have been (and tender by Parent or Sub of any documents required to be delivered at the Closing by it shall constitute a representation by Parent and Sub as at the Closing that, except as otherwise specifically approved in writing by Company, they have been) complied with and performed in all material respects.

6.5          Certificates.  Parent shall have delivered to Company (i) a copy of the articles of incorporation, as amended, of each of Parent and Sub, certified as of a recent date by the Secretary of State of the jurisdiction of its incorporation; (ii) a certificate of the Secretary of Parent dated the Closing Date and certifying (A) that attached thereto is a true, correct and complete copy of the by-laws of each of Parent and Sub as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions of Parent and Sub described in item (B) below, (B) that attached thereto is a true, correct and complete copy of the resolutions adopted by the Board of Directors of each of Parent and Sub authorizing the execution, delivery and performance of this Agreement and all other documents delivered by Parent and Sub in connection herewith and the consummation by Parent and Sub of the Merger Transactions to which it is a party and such other documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of Parent and Sub have not been amended since the date of the last amendment thereto furnished pursuant to (i) above and no action has been taken by Parent or Sub or its respective shareholders, directors or officers in contemplation of the filing of any such amendment or in contemplation of the liquidation or dissolution of Parent or Sub, and (D) as to the incumbency and specimen signature of each officer of Parent and Sub executing this Agreement or any other document delivered in connection herewith; (iii) a certificate of another officer of Parent dated the Closing Date as to the incumbency and signature of the Secretary of Parent and Sub; (iv) a certificate of the Chairman of the Board of Directors, President or a Vice President of Parent stating that the representations and warranties of Parent and Sub in Section 4 hereof are true and correct as of the Closing Date with the same force and effect as if made on and as of  the Closing Date and each of Parent and Sub has complied with all the terms and provisions contained in this Agreement or in the other documents delivered in connection herewith on its part to be observed or performed; and (v) such other documents as Company may reasonably request.

Canfield/Splash
Agreement and Plan of Merger

6.6          Capitalization Assumptions.  As set forth and based on the assumptions set forth in Schedule 6.6, including (i) any other adjustments contemplated in this Agreement and (ii) completion of the Closing, Company Shareholders shall own beneficially not less than the percentage of the Parent’s issued and outstanding shares of common stock as set forth in Schedule 6.6.

6.7          Elimination of Liabilities.   Except as contemplated within Section 4.13 or as set forth on Schedule 6.7, Parent shall have eliminated and discharged all obligations and liabilities of Parent and Sub  as required under Section 8.6, including, without limitation, the material obligations and liabilities of the Medical Supply Operations as recited within the Indemnity Agreement which the parties shall enter concurrently with the date of this Agreement.

6.8          Parent and Officer Director Resignations. Each of the Parent Directors and officers of Parent shall have (i) resigned as a director of Parent and (ii) tendered his or her resignation as an officer of Parent, and the replacement Parent Directors and officers designated by the Company shall have been appointed.

6.9          OTCQB.  Parent’s common stock shall be listed for trading on the OTCBQ and the Company shall be current in its filings with the Securities and Exchange Commission.

6.10        DWAC and DTC. The Parent shall have  used its reasonable commercial efforts to be DWAC and DTC eligible

6.11        Reserved.

6.12        Appointment of Officers. Robert Nistico shall be appointed Chief Executive Officer and President of Parent and of the Surviving Corporation and  Dean  Huge shall be appointed the Chief Financial Officer of Parent and of the Surviving Corporation.

6.13        Appointment of Directors. The following persons or such other individuals as the Parent and the Company may appoint prior to the closing shall be appointed to the be directors of the Parent:  Robert Nistico, Justin York and Peter McDonough. Robert Nistico  shall be appointed to the board of the Surviving Corporation.

6.14        Indemnification and Assignment. Michael West shall have entered into the Indemnification Agreement in the form of exhibit A.

6.15        Shareholder Approval.  The shareholder of the Subsidiary shall have approved the execution of this Agreement and the transactions contemplated by this Agreement.

Canfield/Splash
Agreement and Plan of Merger

 Section 7.             Additional Covenants of Company.

7.1          Consents.  The Company covenants to Parent and Sub that it will use its commercially reasonable efforts to obtain or cause to be obtained from any required parties any consents, approvals, authorizations or waivers required hereunder in connection with the Merger.

7.2          Cooperation. The  Company covenants to Parent and Sub that, from the date hereof to and including the Closing Date, it will:

(a)       Access to Information.  Cooperate and cause others under the control of Company to cooperate to the end of providing Parent and its counsel, accountants and other designated representatives full access during normal business hours to the properties, books, contracts, commitments and other records (including computer files, retrieval programs and related documentation) of Company relating to the Principal Assets or the Business, and Company will furnish or cause to be furnished to Parent and such representatives during such period all such information and data concerning the same as Parent or such representatives reasonably may request.  Parent may, from the date hereof to the Closing Date, contact vendors, customers and manufacturers and others with whom Company does business in connection with the Business; and

(b)      Keep Parent Informed.  Promptly notify Parent of any material matter or thing occurring which adversely affects the condition, financial or otherwise, of the Principal Assets or the Business, or the prospects thereof or therefor.

7.3          Preserve the Business.  The Company covenants to Parent and Sub that, from the date hereof to and including the Closing Date:

(a)       The Company will do or cause to be done all things necessary and appropriate to (A) continue operation of the Business in the ordinary course in the same manner in which it has heretofore been conducted; (B) preserve intact the business organization and reputation of  the Company; (C) continue and maintain in force any insurance; (D) except as otherwise contemplated herein, use its best efforts to keep available the services of the management and employees of the Company; and (E) preserve the goodwill of suppliers, customers and others having business relations with the Company; and

(b)       Reserved.

7.4          Ordinary Course.  The Company covenants to Parent and Sub that, notwithstanding Section 7.3, at all times from and after the date hereof until the Closing Date, it covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing) Company and each of its Subsidiaries shall conduct its businesses only in, and none of Company and such Subsidiaries shall take any action except in, the ordinary course consistent with past practice.

Canfield/Splash
Agreement and Plan of Merger

7.5          Conversion of Company’s Outstanding Debt and of Outstanding Preferred Stock. On or prior to the Closing  all indebtedness and loan obligations of the Company, other than Permitted Closing Debt, shall be converted into equity of the Company at a rate of $1.00 per share and upon such other terms as may be reasonably acceptable to Parent and principal shareholders of Parent provided that Permitted Closing Debt will be converted within 60 days of the Closing, and provided further that all conversions of Company debt outstanding at Closing into shares of common stock and all conversions of the Company’s  Preferred Stock into shares of common stock are subject to  being rescinded, pursuant to the terms of Note Conversion Agreements and Preferred Stock Conversion Agreements, forms of which agreements are attached hereto as Exhibits B and C respectively, if  Parent raises less than  $9 million of equity capital (the “Supplemental Capital”) within six months from the Closing Date (the “Supplemental Raise Date”).

7.6          If Parent raises the Supplemental Capital on or before Supplemental Raise Date, Company Shareholders shall be entitled to receive additional shares amounting to  1.25% of Parent Common Stock (the “Supplemental Capital Shares”)  based on 78,754,666 shares outstanding and within seven days of the date of the Supplemental Raise Date the Company shall issue or cause its transfer agent to issue the Supplemental Capital Shares to the Company Shareholders in accordance with their pro rata shareholdings. On a fully diluted basis after giving effect to the New Capital, Company Shareholders shall own 86.25% of Parent Common Stock in the aggregate and pre-Closing shareholders of Parent shall own 13.75% of Parent Common Stock in the aggregate. If Parent has not raised the Supplemental Capital as of the Supplemental Raise Date or if it has not complied with the covenant contained in paragraph 8.11 below during the period ending as of the Supplemental Raise Date then the right to receive the Supplemental Capital Shares shall terminate and, be of no further effect.

Section 8.              Additional Post Closing and Other Covenants by Parent and Sub.

8.1          Consents and Waivers.  Each of Parent and Sub will obtain from any required parties any consents, approvals, authorizations or waivers required hereunder in connection with the Merger. Schedule  8.1 sets forth all required party consents approvals authorizations or waivers required hereunder in connection with the Merger (collectively “Parent Approvals”) and other than as set forth on Schedule 8.1 no Parent Approvals are required with respect to the entering into and execution of this Agreement and consummating the transactions contemplated by this Agreement including the Merger.

8.2          Books and Records.  After the date hereof, Parent and Sub shall permit Company and its authorized representatives, in connection with (i) the preparation of Company’s tax returns, (ii) the determination or enforcement of the Company’s rights and obligations under this Agreement, (iii) the Company’s compliance with the requirements of any governmental or quasi-governmental authority or body or (iv) to have reasonable access during normal business hours to the Books and Records relating to the operation of the Business prior to the Closing Date. Notwithstanding the foregoing, copies of the Books and Records of the Parent and Sub shall remain with the Company.  After the Closing Michael West  shall be reasonably available (without additional consideration) to cooperate with the providing any inflation about the Parent that the Company may need to meet its reporting obligations in connection with the audit of the Parent for the year ended December 31, 2019.

Canfield/Splash
Agreement and Plan of Merger

8.3          Related Transactions.  As soon as practicable prior to the Closing (but not less than 20 days before the closing), as applicable, the Parent shall prepare and file with the SEC any statement if required pursuant to Rule 14f-1 promulgated under the Exchange Act, and send the statement to all Parent shareholders immediately after the Closing.  Parent and Company shall use their respective best efforts to obtain effectiveness of any such statement should any comments arise from the SEC.

8.4          Announcing Report.  Contemporaneous with or prior to the earlier of (i) Parent’s first public announcement of the transactions contemplated hereby and (ii) 5:30 p.m. (New York City time) on the fourth (4th) business day following the Closing Date, Parent shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, including any required financial statements (the “Announcing Form 8-K”).  Parent shall not make any public announcement regarding the transactions contemplated hereby prior to the Closing, unless otherwise required by the rules and regulations of the SEC or other authority.

8.5          Ordinary Course.  At all times from and after the date hereof until the Closing Date, Parent covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Company shall otherwise consent in writing) Parent and each of its Subsidiaries shall conduct its businesses only in, and none of Parent and such Subsidiaries shall take any action except in, the ordinary course consistent with past practice.

8.6          Elimination of Liabilities.   Parent shall cause the cumulative obligations, liabilities debt of Parent and Sub relating to and incurred in directly or indirectly in connection with the Parent’s business including but not limited to the Medical Supply Operations  immediately prior to the Effective Time to consist principally of liabilities for legal expenses, transfer agent fees, EDGAR filing agent fees, and accounting fees  and which are set forth on Schedule 8.6 and which fees and costs shall not to exceed $50,000. Immediately prior to the Closing, Parent shall cause all other obligations and liabilities of Parent and Sub to be satisfied or released (together with appropriate releases or indemnities in favor of Parent and Sub), in form and substance satisfactory to Company and its counsel.

8.7          Post-Closing Equity Plan.  Following the Closing, Parent may adopt a stock equity plan (the “Equity Plan”) containing such terms and provisions as Parent’s board of directors may deem to be in the best interests of Parent. The Equity Plan shall be for the benefit of employees, directors and consultants of Parent and the Company, provided that grants under the Equity Plan shall not in the aggregate exceed ten percent (10%), with allowed five percent (5%) annual increases, of the outstanding shares of common stock after giving effect to the Reverse Stock Split, and provided further that for a period of 12 months after the Closing, Parent shall not register with the Securities and Exchange Commission any of the shares to be issued or reserved for issuance under the Equity Plan, and provided further that all shares or other securities granted under the Equity Plan shall be “locked up” and not be permitted to be sold, hypothecated or transferred for a period that shall terminate not earlier than the date that is the one year anniversary of the Closing. Any prohibition in this Section shall be null and void one year after the Closing.

Canfield/Splash
Agreement and Plan of Merger

8.8          Restricted Stock; Piggyback Registration Rights. The shares  to be issued hereunder (the “Merger Shares”) have not been registered with the United States Securities and Exchange Commission (“SEC”) or with the securities regulatory authority of any state. The Merger  Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom. Parent, following the Merger, may also be referred to herein as “SplashPM.” At such time, if ever, that SplashPM determines to file a registration statement with the   SEC     relating to an offering for its own account, or the account of others under the Act, of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bonafide employee benefit plans) (the “Registration Statement”), SplashPM shall send written notice of such determination to those Company Shareholders entitled to piggyback registration rights under the Note Conversion and Preferred Stock Conversion Agreements (collectively the “Registration Rights Holders” and individually a “Rights Holder”), and, if within 10 days after the date of  receipt of such notice the Registration Rights Holders, or any of them, shall so request in writing, SplashPM shall include within the Registration Statement all or any part of the Merger Shares (“Registerable Securities”) requested to be registered, provided however Registerable Securities may be removed pro rata to the percentage of securities being removed by other selling shareholders whose shares are also covered by the Registration Statement (“Removed Registerable Securities”) if such removals are required to comply with any written comments from the SEC with respect to Rule 415 promulgated under  the Act. The Company covenants to maintain the effectiveness of the Registration Statement, and of any registration statement filed thereafter which must include the Removed Registerable Securities, if any, (an “RRS Registration Statement”), by promptly preparing and filing post-effective amendments to the Registration Statement and RRS Registration Statement until all of the Registerable Securities and Removed Registerable Securities are sold. The registration rights granted herein shall remain in full effect and continue to extend to the Registerable Securities and Removed Registerable Securities until they are sold. All fees and costs of or incidental to any such registration statement shall be borne by the Company and SplashPM. All shares of restricted common stock of Parent outstanding at the time of Closing  and all shares of common stock underlying outstanding options of Parent at time of Closing shall be provided and accorded the same registration rights  as given hereunder to Registration Rights Holders. Parent further covenants that it will not extend, provide or permit piggyback registration rights to any holder of Permitted Closing Debt for so long as any Rights Holder  has not fully sold its Registerable Securities.

8.9          Restriction on Splits; Share Combinations.  Other than the Reverse Stock Split, SplashPM shall not effect or permit any additional share combinations or reverse stock splits for 18 months following the Closing.

Canfield/Splash
Agreement and Plan of Merger

8.10         Management Bonuses and Salary Freeze. Until SplashPM reports in its SEC filings an operating profit under GAAP from recurring revenue for at least two consecutive quarters, SplashPM shall pay no bonuses nor provide or allow salary or other compensatory raises or increases to any member of its management team.

8.11         Limitation on Future Offerings. For a period of 12 months following the Closing, SplashPM shall enter into no financing, sell no securities or securities convertible into common stock or other equity of SplashPM, grant no option, warrant or other right to purchase or acquire securities of SplashPM on a cashless basis, or at a price which on a net basis after costs is or would result in a price per share of less than $1.10 per share (before giving effect to the Reverse Stock Split).

8.12         Lock-Up/Leak Out. At the time of Closing, all affiliates of SplashPM including officers, directors and beneficial owners of more than 10% of SplashPM shares, but excluding all holders of restricted shares of  common stock of  Parent immediately prior to the Closing shall enter or shall have entered into Lock-up/Leak out agreements, substantially in the form attached hereto as Exhibit D and as set forth on Schedule 8.12, by which they agree [a] not to sell any shares for six months (the “L/U Term”), [b] may release from lock-up up to 25% of their shares three months after the L/U Term and [c] release from lock-up all remaining of their shares six months after the L/U Term. In the alternative all shares that are subject to Lock-up/Leak out agreements may be released from the Leak out provisions of the agreements any time following the L/U Term (“Early L/U Release”) when both (1) volume of Parent shares traded are at least 50,000 shares per day (the “Volume Condition”) and (2) the closing price per share determined on a volume weighted average price basis equals not less than 300% of deemed value per share (the “Price Condition”) for 20 consecutive trading days (the “Trading Term Period”) have been met. For purposes hereof “deemed value per share” shall equal the aggregate Parent enterprise value post Merger Transaction, divided by the total number of shares outstanding.  By way of illustrating an Early L/U Release where both the Volume Condition and the Price Condition are met, if a share of Parent has a deemed value of $1 upon completion of the Merger Transaction then the closing price per share, before giving effect to the Reverse Stock Split,  must be at least $3 on a volume weighted average price basis and trading volume must be at least 50,000 shares over 20 consecutive trading days.  If either of Volume Condition or the Price Condition is not met over the Trading Term Period then Early L/U Release shall not be available.  Notwithstanding the foregoing those shareholders who are not officers of SplashPM or Company and who have invested $500,000 or more in the Company at least six months prior to the Closing shall not be required to enter into Lock-up/Leak out agreements.

8.13         Covenant to Make Timely SEC Filings. SplashPM covenants that for a period of not less than twenty four months after Closing SplashPM timely shall make all annual, quarterly, periodic and other filings required to be made under federal securities laws and it shall not file, cause or allow  to be filed with the SEC during this period any Form 15, or take any other action by which SplashPM will terminate or seek to terminate  or suspend SplashPM’s duty to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or suspend SplashPM’s duty to file required reports under Section 13 or Section 15(d) of the Exchange Act.

Canfield/Splash

Agreement and Plan of Merger

Section 9.             Indemnification.

9.1          Indemnity Agreement of Company.  Subject to the provisions and limitations of this Section 9, Company, for itself, its successors and assigns, agrees to indemnify, save and hold harmless each of Parent and Sub and its respective officers, directors, representatives, and agents from and against:

(a)       Failure to Perform Obligations.  Any Event of Loss (as defined below) or Loss (as defined below) arising as a result of Company’s failure to perform or discharge any of its duties or obligations to be performed by Company hereunder prior to the Closing Date; and

(b)       Breach of a Representation Warranty or Covenant.  Any Event of Loss or Loss arising from any breach of a representation, warranty or covenant of Company set forth in this Agreement.

9.2          Indemnity Agreement of Parent and Sub.  Subject to the provisions and limitations of this Section 9, each of Parent and Sub, for itself, its successors and assigns, agrees to indemnify and save harmless Company from and against:

(a)       Failure to Perform Obligations.  Any Event of Loss or Loss arising as a result of Parent’s or Sub’s failure to discharge or perform any duties or obligations to be performed by Parent or Sub hereunder prior to the Closing Date; and

(b)       Breach of Representation, Warranty or Covenant.  Any Event of Loss or Loss arising from any breach of a representation, warranty or covenant of Parent or Sub set forth in this Agreement.

9.3          Definition of “Loss”.  Any party to this Agreement against which indemnification may be sought pursuant to this Section 9 shall be herein called an “Indemnifying Party,” and any person entitled to indemnification pursuant to this Section 9 shall be herein called an “Indemnified Party.”  The occurrence of an event which may result in a loss, cost, expense or liability of an Indemnified Party hereunder as to which the Indemnifying Party shall have received notice from the Indemnified Party shall be herein called an “Event of Loss,” and the amount of any loss, cost, expense or liability of any kind whatsoever (including legal fees and disbursements incurred in connection therewith) incurred by an Indemnified Party shall be herein called a “Loss;” provided, however, that for purposes of computing the amount of Loss incurred by any Indemnified Party, there shall be deducted an amount equal to the amount of any insurance proceeds (other than self-insurance) directly or indirectly received by such Indemnified Party in connection with such Loss or the circumstances giving rise thereto.

Canfield/Splash

Agreement and Plan of Merger

Upon payment by an Indemnified Party of any Loss, the Indemnifying Party shall discharge its obligation to indemnify the Indemnified Party against such Loss by paying to the Indemnified Party an amount that, on an after-tax basis reflecting the hypothetical tax consequences, if any, of the receipt of such amount, shall be equal to the hypothetical after-tax amount of such Loss by taking into account the hypothetical tax consequences, if any, to the Indemnified Party of the payment of such Loss.  For purposes of this Section 9, references to “after-tax basis,” “hypothetical” tax consequences and “hypothetical” after-tax amount refer to calculations of foreign, federal, state and local tax at the maximum statutory rate (or rates, in the case of an item of income or deduction taxable or deductible for purposes of more than one tax) applicable to the Indemnified Party for the relevant year, after taking into account, for example, the effect of deductions available for other taxes such as state and local income taxes, which effect would similarly be calculated on the basis of the maximum statutory rate (or rates) of the tax (or taxes) for which such deduction was available.

9.4           Insurance Proceeds Received After Indemnification.  Each party agrees that, if it receives any payments from the other party hereto with respect to any Loss pursuant to this Section 9 and subsequently such party receives any amount of insurance proceeds (other than from self-insurance) in connection with any such Loss or the circumstances giving rise thereto, such party agrees to promptly deliver or cause to be delivered the amount of such insurance proceeds to the party that made such indemnification payments pursuant to this Section 9; provided, however, a party shall not be required to pay (or cause to be paid) to the other party an amount of insurance proceeds in excess of the payment in respect of the related Loss paid by the Indemnifying Party.

9.5           Deductible Amount and Time Period.  An Indemnifying Party shall not be required to make any indemnification payments hereunder for which such Indemnifying Party would otherwise be liable under this Section 9 until (and then only to the extent that) the total of all amounts to which, but for the provisions of this sentence, the Indemnified Party would be entitled pursuant to this Section 9 with respect to all Losses actually exceeds $25,000; provided, however, that the limitations on liability set forth in this sentence shall not be applicable to (i) any claim against an Indemnifying Party alleging fraudulent misrepresentation or (ii) any payments to be made by the Indemnifying Party pursuant to any provision of this Agreement (other than those set forth in this Section 9) or any provision of the instruments of assumption referred to herein.

Notwithstanding anything in this Section 9 to the contrary, the Indemnifying Party shall have (i) no liability for any Loss arising out of claims of a person not a party or an affiliate of a party to this Agreement as to which the Indemnifying Party shall not have received notice within six years from the Closing Date and (ii) no liability for any Loss arising out of claims under this Agreement (other than those referred to in clause (i) of this sentence) as to which the Indemnifying Party shall not have received notice within four years from the Closing Date.

Canfield/Splash

Agreement and Plan of Merger

9.6           Defense of Claims.  In case any legal action shall be commenced or threatened (provided that in the case of a threatened legal action the Indemnified Party believes in good faith that an indemnifiable Loss is likely to occur) against an Indemnified Party which could result in a Loss, the Indemnified Party shall promptly notify the Indemnifying Party in writing.  After receipt of any such notice, the Indemnifying Party shall have the right, exercisable by written notice of exercise to the Indemnified Party promptly after receipt of the notice provided for in the next preceding sentence, (A) to participate in and (B) assume (and control) the defense of such action, at its own expense and with its own counsel, provided such counsel is satisfactory to the Indemnified Party.  If the Indemnifying Party elects to assume the defense of such action, the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such action.  The Indemnified Party shall have the right to participate in (but not control) the defense of any such action, but the fees and expenses of counsel for the Indemnified Party shall be at its own expense except as set forth in the following sentence.  The Indemnifying Party shall bear the reasonable fees and expenses of counsel retained by the Indemnified Party if (i) the Indemnified Party shall have retained such counsel due to actual or potential conflicting interests between the Indemnified Party and the Indemnifying Party, (ii) the Indemnifying Party shall not elect to assume the defense of the action, (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnifying Party in connection with its assumption of the defense of the action within a reasonable time after notice pursuant to the first sentence of this paragraph is delivered to the effect that such action has been commenced or is threatened, or (iv) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party to handle the defense of the action at the expense of the Indemnifying Party.  In no event will the Indemnifying Party be liable for any settlement or admission of liability with respect to any action without its prior written consent, which shall not be unreasonably withheld, but if settled with such consent, the Indemnifying Party shall be liable therefor, subject to the limitations set forth in this Section 9.  The Indemnifying Party may not settle any liability or claim subject to indemnification pursuant to this Section 9 without the consent of the Indemnified Party and on any basis that does not provide for a full release of the Indemnified Party.  Any participation in, or assumption of the defense of, any action by an Indemnifying Party shall be without prejudice to the right of the Indemnifying Party, and shall not be construed as a waiver of its right to deny the obligation to indemnify the Indemnified Party.  The giving of notice, as above provided, of a loss, damage, cost or expense claimed to be indemnifiable hereunder, to exercise the right, as the same is provided (and limited) herein, to participate in and assume control of the defense against such claim, shall be a prerequisite to any obligation to indemnify; provided, however, that the Indemnified Party’s rights pursuant to this Section 9 shall not be forfeited by reason of a failure to give such notice or to cooperate in the defense to the extent such failure does not have a material and adverse effect on the defense of such matter.  Notwithstanding any of the above, Parent shall have control of any action arising from a tax claim to the extent such claim is reflected on Parent’s tax returns.

9.7           Payment of Loss; Subrogation.  Any Loss for which an Indemnified Party is entitled to payment hereunder shall be paid by the Indemnifying Party upon written demand by the Indemnified Party.  The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any Loss paid by the Indemnifying Party under this Section 9.  The Indemnified Party shall cooperate with the Indemnifying Party to a reasonable extent, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any such claims against such other persons.

9.8           Notice of Event of Loss.  Each party agrees that it will give notice to the other party hereunder promptly, but in no event later than 30 days, after the receipt by one of its responsible officers of knowledge of a state of facts which, if not corrected, would be an Event of Loss hereunder.  Each party shall make available to the other party and its counsel and accountants, at reasonable times and for reasonable periods, during normal business hours, all books and records of such party relating to any such possible Event of Loss, and each party will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate prosecution of the defense of any suit, claim or proceeding based upon such state of facts.

Canfield/Splash

Agreement and Plan of Merger

Section 10.           Termination of Agreement.  This Agreement and the transactions contemplated hereby may be terminated in the following manner:

10.1        This Agreement may be terminated at any time before Closing by the mutual consent of the Board of Directors of Parent (on behalf of Parent and Sub) and the Board of Directors of Company.

10.2        Parent (on behalf of Parent and Sub) may terminate this Agreement, at its sole option, if the Closing has not occurred by February 15, 2020.

10.3        Company may terminate this Agreement, at its sole option, if the Closing has not occurred by February 15, 2020.

10.4        Either Parent or Company may terminate this Agreement prior to Closing if:

(a)        the other (with Parent and Sub being one party for this purpose) breaches its representations, warranties or covenants herein in any material respect; or

(b)        any event occurs or fails to occur which renders impracticable satisfaction of any of the conditions to its respective obligations under Sections 6 or 7 hereof.

10.5        Upon termination of this Agreement as provided for above and notwithstanding any other provision of this Agreement, none of the parties hereto shall have any further rights or obligations hereunder.  In the event of the termination of this Agreement pursuant to the preceding sentence, the provisions set forth in the first sentence of Section 11.1 and in Section 11.4 shall survive such termination.

10.6        Written notice of termination of this Agreement, as provided for in this Section 10, shall be given by the party so terminating to the other party hereto, in accordance with the provisions of Section 11.12 hereof.

Section 11.           Miscellaneous Provisions.

11.1        Expenses.  Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incident to the origination, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including all legal and accounting fees and disbursements.

11.2        Payment and Expenses of Other Parties.  Company, Parent and Sub agree that if subsequent to the Closing Date any of them shall receive any payment due to another party each shall promptly remit the same to the other (net of any tax imposed upon either party in respect of the receipt of such payment), and if any party shall pay any obligations of the other not assumed by it hereunder, the payment shall be for the account of the party to whom the obligation relates and such party shall promptly reimburse the other party for any such payment.

Canfield/Splash

Agreement and Plan of Merger

11.3         Annexes and Schedules.  The Annexes and Schedules attached hereto are incorporated herein and made a part hereof for all purposes.  As used herein, the expression “this Agreement” means the body of this Agreement and such Annexes and Schedules; and the expressions “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement and such Annexes and Schedules as a whole and not to any particular part or subdivision thereof.

11.4         Survival of Obligations.  Subject to the applicable limitations of Section 10 above, the respective representations, warranties, covenants and agreements of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement and shall continue in full force and effect after the Closing Date.

11.5         Amendments and Waivers.  Except as otherwise specifically stated herein, any provision of this Agreement may be amended by, and only by, a written instrument executed by Parent on one part (acting as a single party for purposes of this Section 11.5 with Sub) and Company on another part.  Company may extend the time for or waive the performance of any obligation of Parent or Sub, waive any inaccuracies in the representations or warranties by Parent or Sub or waive compliance by Parent or Sub with any of the terms and conditions contained in this Agreement.  Any such extension or waiver shall be in writing and executed by Company.  Parent may extend the time for or waive the performance of any obligations of Company, waive any inaccuracies in the representations or warranties by Company, or waive compliance by Company with any of the terms and conditions contained in this Agreement.  Any such extension or waiver shall be in writing and executed by Parent.

11.6         Further Assurances.  From and after the Closing Date, the parties shall, on request, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and instruments, and doing any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

11.7         Public Statements.  Except as may be required by law, none of Company, Parent or Sub shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the others with a written copy of the text of such release or statement and obtaining the consent of the other (with Parent acting on behalf of itself and Sub) respecting such release or statement.

Canfield/Splash

Agreement and Plan of Merger

11.8         Confidentiality.  If the transactions contemplated by this Agreement shall be consummated, (i) Company shall keep this Agreement, the terms hereof, and all documents and information relating to this Agreement and to the Business confidential, except as may be required by law and (ii) Parent and Sub shall keep this Agreement, the terms hereof, and all documents and information received from Company, to the extent they relate to anything other than the Business, confidential, except as may be required by law.  In the event that the transactions contemplated by this Agreement shall not be consummated, each party (with Parent acting on behalf of itself and Sub as a single party for purposes of this Section 11.8) (i) shall return to the other party all such documents and written information as it shall have received from the other party in connection with this Agreement, (ii) shall treat such documents and information as confidential, and (iii) shall not disclose or utilize, and shall use its best efforts to prevent any of its employees from disclosing or utilizing, such documents and information.  However, in any event, the restrictions of this Section 11.8 shall not apply (i) in the case of Parent, to any document or information if such document or information (A) was already known to Parent, as evidenced by Parent’s written records, prior to the receipt of such document or information from Company, (B) was publicly available at the time of the disclosure of such document or information by Company to Parent or subsequently became publicly available through no fault of Parent, or (C) was approved for public disclosure by the written authorization of Company and (ii) in the case of Company, to any document or information, if such document or information (A) was publicly available at the time of disclosure of such document or information by Company to Parent or subsequently became available through no fault of Company or (B) was approved for public disclosure by the written authorization of Parent.  Notwithstanding any termination of this Agreement, the parties’ obligations under this Section 11.8 shall continue and survive such termination for a period of five years from the date hereof.

11.9         Parties Bound.  This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns.  The respective rights and obligations of any party hereto shall not be assignable without the consent of the other parties. No assignment shall relieve the assigning party of any of its obligations.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.10       Governing Law and venue.  This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Nevada.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the city of Manhattan and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

11.11       Remedies.  Each party recognizes that money damages may be inadequate to compensate a party for a breach by the other party of its obligations under this Agreement, and each party agrees that in the event of such a breach non-breaching party may apply for an injunction of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the non-breaching party the benefits of this Agreement and that the breaching party shall not object to such application, entry of such injunction or granting of such other equitable remedies on the ground that money damages will be sufficient to compensate the non-breaching party.

Canfield/Splash

Agreement and Plan of Merger

11.12       Notices. Any notice, demand, approval, consent, request, waiver or other communication which may be or is required to be given pursuant to this Agreement shall be in writing and shall be deemed given on the earlier of the day actually received or on the close of business on the second business day next following the day when deposited in the United States mail, postage prepaid, certified or registered, addressed to the party at the address set forth after its respective name below, or at such different address as such party shall have theretofore advised the other party in writing, with copies sent to the persons indicated:

If to Company:

Splash Beverage Group, Inc.

1314 E Las Olas Blvd, Suite 221

Fort Lauderdale, FL 33301

Attention:  Robert Nistico, Chief Executive Officer

With a copy (that shall not constitute notice) to :

Darrin Ocasio

Sichenzia Ross  Ference  LLP
1185 Avenue of the Americas, 37th Floor,
New York, New York 10036

If to Parent or Sub:

Canfield Medical Supply, Inc.

4120 Boardman-Canfield Road
Canfield, Ohio 44406
Attention: John Mathias Lepo, Chief Executive Officer

With a copy (that shall not constitute notice) :
Aaron A. Grunfeld

Law Offices Aaron A. Grunfeld & Associates
10940 Wilshire Boulevard, 23d Floor
Los Angeles, California 90024

11.13       Number and Gender of Words.  Whenever herein the singular number is used, the same shall include the plural where appropriate, and the words of any gender shall include each other gender where appropriate.

11.14       Captions.  The captions, headings and arrangements used in this Agreement are for convenience only and do not affect, limit or amplify the terms and provisions hereof.

Canfield/Splash

Agreement and Plan of Merger

11.15       Invalid Provisions.  If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

11.16       Accounting Terms.  Unless otherwise specified or agreed to in writing by the parties hereto, all accounting terms used in this Agreement shall be interpreted in accordance with United States generally accepted accounting principles applied on a consistent basis.

11.17       Entirety of Agreement.  This Agreement contains the entire agreement between the parties.  No representation, inducements, promises or agreements, oral or otherwise, which are not embodied herein shall be of any force or effect.  This Agreement replaces and supersedes in its entirety the Term Sheet.

11.18       Currency.  All dollar amounts stated herein, unless otherwise specified, are stated in United States currency.

11.19       Brokerage and Finder’s Fees.  Each party hereto agrees to pay all expenses and fees it has incurred to the extent that it has engaged a broker or finder in connection with this transaction and further agrees to indemnify and save the other party hereto harmless from any claims by any such brokers or finders in connection with the Merger and the other transactions contemplated by this Agreement.

11.20       Multiple Counterparts; Facsimile Signature; Effectiveness.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed, collectively, one agreement.  This Agreement may be executed by facsimile signature, each of which shall be deemed an original for all purposes hereof.  This Agreement shall become effective when executed and delivered by the parties hereto.

Canfield/Splash

Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

PARENT:

CANFIELD MEDICAL SUPPLY, INC.

By:	/s/ John Mathias Lepo
John Mathias Lepo, Chief Executive Officer

SUB:

SBG ACQUISITION, INC.

By:	/s/ John Mathias Lepo
John Mathias Lepo, Chief Executive Officer

COMPANY:

SPLASH BEVERAGE GROUP, INC.

By:	/s/ Robert Nistico
Robert Nistico, Chief Executive Officer

Canfield/Splash

Agreement and Plan of Merger

S-1

INDEX OF SCHEDULES

TO

AGREEMENT AND PLAN OF MERGER

by and among

Canfield Medical Supply, Inc.,

SBG Acquisition Inc.,

and

Splash Beverage Group, Inc.

Splash Schedules

Schedule	Title

I	Company Shareholders

3.7	Capitalization

3.9	Principal Assets

3.11	Litigation, Etc.

3.14	ERISA

3.15	Employee Plans

3.19	Exceptions to Ownership of Patents, Licenses and Permits

3.20	Exceptions to Ownership of Trademarks, etc.

3.22	Material Undisclosed Liabilities

3.24	Tax Returns and Tax Liabilities

3.25	Officers and Employees

Canfield Medical Supply Schedules

4.6	Capitalization.

4.13	Absence of Undisclosed Liabilities.

4.14	Tax Returns and Tax Liabilities.

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule I

Company Shareholders

Stockholder Name	Common Stock	Preferred Stock

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.7

Capitalization

Common Stock Issued and Outstanding	Preferred Stock Issued and Outstanding

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.9

Principal Assets

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.11

Litigation, Etc.

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.14

ERISA

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.15

Employee Plans

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.19

Exceptions to Ownership of Patents, Licenses and Permits

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.20

Exceptions to Ownership of Trademarks, etc.

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.22

Material Undisclosed Liabilities

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.24

Tax Returns and Tax Liabilities

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 3.25

Officers and Employees

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 4.6

Capitalization

Capitalization of Canfield Medical Supply, Inc. is as set forth on its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14  , 2019.

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Schedule 4.13

Absence of Undisclosed Liabilities

Schedule 4.14

Tax Returns and Tax Liabilities

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –

Exhibit A

Form of Business Transfer and Indemnity Agreement

Exhibit B

Form of Promissory Note Conversion Agreement

Exhibit C

Form of Preferred Stock Conversion Agreement

Exhibit D

Form of Lock-Up/Leak out Agreement

Schedules to Agreement and Plan of Merger

Canfield/Splash

Agreement and Plan of Merger –